UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): March 12, 2010


                               CEL-SCI CORPORATION
                      ------------------------------------
             (Exact name of Registrant as specified in its charter)



     Colorado                         0-11503                  84-0916344
--------------------            ---------------------    ----------------------
(State or other jurisdiction    (Commission File No.)        (IRS Employer
of incorporation)                                          Identification No.)


                         8229 Boone Boulevard, Suite 802
                             Vienna, Virginia 22182
                -----------------------------------------------
          (Address of principal executive offices, including Zip Code)


      Registrant's telephone number, including area code: (703) 506-9460


                                       N/A
                          ---------------------------
          (Former name or former address if changed since last report)



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Item 8.01   Other Events

      In April 2007 CEL-SCI Corporation issued its Series M warrants to a group of private investors. The Series M warrants collectively entitle the holders to purchase up to 10,021,667 shares of CEL-SCI's common stock. On March 12, 2010 CEL-SCI modified the terms of its Series M warrants in the manner described below.

      At any time prior to June 16, 2010 investors may exercise the Series M warrants at a price of $0.75 per share. For every two Series M warrants exercised prior to June 16, 2010 the investor will receive one Series F warrant. Each Series F warrant will allow the holder to purchase one share of CEL-SCI's common stock at a price of $2.50 per share at any time on or before June 15, 2014. After June 15, 2010 the exercise price of the Series M warrants will be $2.00 per share. Any person exercising a Series M warrant after June 15, 2010 will not receive any Series F warrants. The Series M warrants expire on April 17, 2012.

      CEL-SCI has filed with the Securities and Exchange Commission a prospectus supplement to its shelf Registration Statement on Form S-3 registering its Series F warrants, as well as the shares issuable upon the exercise of the Series M and F warrants the shares of common stock to be sold to the private investors.

      CEL-SCI will not pay any commissions with respect to the sale of any securities offered by the prospectus supplement.


Item 9.01   Financial Statements and Exhibits

      Exhibit Number          Description
      --------------          ------------

           5                  Opinion of Counsel
         23(a)                Consent of Attorneys



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 12, 2010               CEL-SCI CORPORATION



                                    By: /s/ Patricia B. Prichep
                                        --------------------------------
                                        Patricia B. Prichep
                                        Senior Vice President of Operations










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                               CEL-SCI CORPORATION

                                    FORM 8-K

                                    EXHIBITS


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